UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 19, 2005

                             CHINA NATURAL GAS, INC.
                     (formerly Coventure International Inc.)
             (Exact name of registrant as specified in its charter)

           Delaware                     000-31539               98-0231607
           --------                     ---------               ----------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)



                      Tang Xing Shu Ma Building, Suite 418
                                 Tang Xing Road
                               Xian High Tech Area
                             Xian, Shaanxi Province
                                      China
               (Address of principal executive offices) (zip code)

                                 86-29-88323325
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Marc J. Ross, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets

         On December 20, 2005, China Natural Gas, Inc. (formerly Coventure International Inc.) (the "Company"), entered into an agreement with John Hromyk, the Company former sole executive officer and member of the Board of Directors. Pursuant to the agreement, the Company sold 100% of the outstanding capital stock of its wholly-owned subsidiary, Coventure Canada, Inc. ("Coventure Canada") to Mr. Hromyk. In connection with the sale, Mr. Hromyk also purchased all debt due and owing to the Company by Coventure Canada in the amount of $38,371.12, as well as all right title and interest in and to the business of providing accounting, tax and business consulting services to small and medium sized businesses carried on by the Company through Coventure Canada. The purchase price for the sale was the forgiveness by Mr. Hromyk of debt owed to him from the Company in the amount of $68,179.13.

Item 5.02 Departure of Directors or Principal Officer: Election of Directors; Appointment of Principal Officers.

         On December 6, 2005, the Company entered into and closed a share purchase agreement with Xian Xilan Natural Gas Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Xilan"), and each of Xilan's shareholders. Pursuant to the Agreement, the Company acquired all of the issued and outstanding capital stock of Xilan from the Xilan shareholders in exchange for 4,000,000 shares of the Company's common stock. On December 19, 2005, Chen Bo and Minqing Lu, affiliates of Xilan, were appointed as members of the Company's Board of Directors. Neither of Messrs. Bo or Lu were appointed to any committees of the Board. Biographical information follows:

Bo Chen
         Mr. Chen was named Vice Chairman of the Board of Directors of Xilan in October 2005. He is currently the President of Bodisen Biotech, Inc., a publicly listed company on the AMEX (symbol: BBC), and is one of its original founders and stockholders having joined that company in 2000. From August 1997 to August 2001, Mr. Chen was Chief Operations Officer and Chief Technology Officer of Shaanxi Bodisen Chemical Co., Ltd. From July 1994 to December 1997, he was the Chief Executive Officer and President of Yang Ling Shikanglu Chemical Technology Development Co., Ltd. He received his Bachelor of Science degree from Shaanxi Normal College in July 1984.

Minqing Lu

            Mr. Lu joined Xilan in February 2005. He is Chief Executive Officer and serves on the Board of Directors of Xilan. From February 1999 to May 2002, he was the executive director of Beijing Peixinkenu Investment Consultancy Company. From May 2002 to July 2004, he was President of Fenghua Aidi Air Service Company in Beijing. He received a Certificate of Management in July 1994 from Central Party College.



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
         On December 19, 2005, John Hromyk resigned as a member of the Board of Directors of the Company. Mr. Hromyk did not serve on any committees of the Board of Directors

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On December 19, 2005, the Company changed its name to China Natural Gas, Inc.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits



Exhibit
Number                               Description
--------- ----------------------------------------------------------------------
10.1 Purchase Agreement made as of December 19, 2005 between China Natural Gas, Inc. and John Hromyk



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CHINA NATURAL GAS, INC.


Dated:  December 23, 2005                   By: /s/ MINQING LU
                                                --------------
                                                Minqing Lu,
                                                Chief Executive Officer



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